Our People Our Business Our Community Our Patients Town Hall Meeting / Sales Meeting (Excerpts) March 3, 2009 Exhibit (a)(5)(w)

Ensure Operational Excellence
•
Fully integrate Indevus assets & capabilities while
achieving milestones
•
Continue to execute the seven elements of an
effective compliance program
•
Ensure global operations efficiency & compliance
•
Flawlessly execute core business and talent
management processes

Advance Critical Organizational Capabilities
•
Build organization capabilities through Indevus
integration, retaining talent in critical areas
•
Augment talent pipeline through focused
development and key hiring
•
Expand learning & development opportunities
•
Implement 2008 Voices Survey action plan

3 Indevus Integration Update

4 A New Endo • Integration teams executing against the establish course • Focusing on “Best Solutions” • Maximize Value On the path to realizing our vision for the future

Integration Architecture
Integration
Steering Committee
• Nancy Wysenski, Chair
• Caroline Manogue
• Ivan Gergel
• Nancy Bryan
• Larry Cunningham
• Bobby Sandage
• Daniel Carbery
• Nancy Santilli
• Mark Bradley
Commercial
Team
L. Romaine
Finance
Team
M. Bradley
E. Sweeney
BD
Team
V. Seoni
Manufacturing
&
Operations
Team
S. Cowan
Enterprise
Wide Teams:
Project Management Office
Nancy Santilli, Integration Leader, Mark Bradley, Project Manager
R&D
Team
B. Barto
B.deJong
HR
Team
C. Nowrey
• Compliance- C. Craven
• IT- J. Maguire
• Communications- C. Perrin
•
Legal- D. Macpherson
•
Branding- D. Bingol

Integration Activities
Timeline & Progress
Sales Targets Established &
Achievement
Integration Team Planning
and Implementation
Post Merger Org.
Structure, Leadership
Team & Operating Model
Established
Basic IT Communications
Portfolio Prioritization
Synergy Opportunities
Evaluation &
Implementation
Post Merger Corporate
Objectives Established &
Achieved
JAN
FEB
APR MAY JUN JUL AUG SEP OCT NOV DEC
MAR

Tender Offer
This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. Endo Pharmaceuticals Holdings Inc. (“Endo”) has filed a tender offer statement on Schedule TO with the Securities and Exchange Commission, and
Indevus Pharmaceuticals, Inc. (“Indevus”) has filed a solicitation/recommendation statement with respect to the tender offer. Investors and Indevus shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement because they contain important information.
The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies of these documents and other filings containing information about
Indevus and the transaction can be obtained by all Indevus stockholders, without charge, by directing a request to Indevus Pharmaceuticals, Inc., Attention: General
Counsel, 33 Hayden Avenue, Lexington, Massachusetts 02421-7966, by telephone at
(781) 861-8444 or on Indevus’ website, www.indevus.com.